Exhibit 32.1

AMPIO PHARMACEUTICALS, INC.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) by Ampio Pharmaceuticals, Inc. (the “Company”), each of the undersigned hereby certifies to his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Ay 10
Dated: November 10, 2021	/s/ Michael Macaluso
Michael Macaluso
Chairman and Chief Executive Officer

Dated: November 10, 2021	/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer and Secretary

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and is not to be incorporated by reference into any filing of Ampio Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.